COMMONWEALTH OF KENTUCKY
KENTON CIRCUIT COURT
FOURTH DIVISION
CASE NO. 10-CI-01212

MANVILLE PERSONAL INJURY
SETTLEMENT TRUST, derivatively on
behalf of OMNICARE, INC.,
Plaintiff,
v.
JOEL F. GEMUNDER, JOHN T. CROTTY, SANDRA E. LANEY, ANDREA R. LINDELL, JOHN H. TIMONEY, AMY WALLMAN, JAMES D. SHELTON, STEVEN J. HEYER, DAVID W. FROESEL, JR., PATRICK E. KEEFE, CHERYL D. HODGES, and T. E. BIEN,
Defendants,
-and-
OMNICARE, INC., a Delaware corporation,
Nominal Defendant.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE LITIGATION
The purpose of this Notice is to inform you about: (i) the pendency of the above-captioned shareholder derivative litigation (the “Action”), which was brought by a shareholder of Omnicare, Inc. (“Omnicare” or the “Company”) on behalf of the Company in Kentucky Circuit Court (the “Court”); (ii) a proposed settlement of the Action (the “Settlement”), subject to Court approval, on the terms set forth in a Stipulation of Settlement (“Stipulation”) that was filed with the Court and is available for review on Omnicare's corporate website (www.omnicare.com); (iii) the hearing that the Court will hold on October 28, 2013 (“Settlement Fairness Hearing”) to determine whether to approve the Settlement and to consider Plaintiff's Counsel's application for an award of attorneys' fees and for reimbursement of litigation expenses incurred in the prosecution of the Action; and (iv) the rights of current Omnicare shareholders with respect to the proposed Settlement and Plaintiff's Counsel's application for attorneys' fees and reimbursement of expenses. All capitalized terms not otherwise defined in this Notice shall have the meaning provided in the Stipulation.
NATURE OF THE ACTION
On April 14, 2010, Plaintiff Manville Personal Injury Settlement Trust commenced the Action derivatively on behalf of Omnicare against Joel F. Gemunder, John T. Crotty, Sandra E. Laney, Andrea R. Lindell, John H. Timoney, Amy Wallman, James D. Shelton, Steven J. Heyer, David W. Froesel, Jr., Patrick E. Keefe, Cheryl D. Hodges, and T. E. Bien (“Individual Defendants”), all of whom are present or former officers and/or directors of the Company. Plaintiff's Verified Shareholder Derivative Complaint (“Complaint”) alleges, among other things, that the Individual Defendants (or a subset thereof) engaged in mismanagement and breached their fiduciary duties to the Company by approving, authorizing, acquiescing in, or failing to detect and/or prevent purported violations of the

_____________________________
1 All capitalized terms not otherwise defined in this Notice shall have the meaning provided in the Stipulation federal Anti-Kickback Statute and False Claims Act in connection with (i) certain corporate acquisitions in 2004, 2005 and 2008, (ii) Omnicare's relationships with certain pharmaceutical manufacturers during the years 1999-2004, and (iii) Omnicare's provision of consultant pharmacist services to long-term care facilities during the years 2005-2008. The Complaint also asserts claims for waste and unjust enrichment based on the compensation paid to defendant Joel F. Gemunder, Omnicare's former President and Chief Executive Officer, from 2004 through 2008. The Individual Defendants deny that they breached their fiduciary duties or otherwise engaged in mismanagement or wrongdoing and assert that, at all times, they acted in good faith, with reasonable business judgment, and in the best interests of the Company and its shareholders.
THE PROPOSED SETTLEMENT
Following, and as a result of, extensive arm's-length negotiations and a mediation before former United States District Court Judge Joseph Farnan (the “Mediator”), the Parties have reached an agreement to settle all of the claims brought by Plaintiff against the Individual Defendants in the Action on terms that have been recommended by the Mediator. Because the Action was brought as a derivative action on behalf and for the benefit of Omnicare, the benefits from the Settlement will go directly to Omnicare. Individual Omnicare shareholders will not receive any direct payment from the Settlement.
The terms of the Proposed Settlement and relevant background are set forth in the Stipulation. This Notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation. Briefly summarized, under the terms of the Settlement, the Individual Defendants have agreed to cause a Settlement Fund to be created in the amount of $16.7 million, which will be funded as set forth in paragraph 2(c) of the Stipulation. The Settlement Fund shall be used (after payment of Plaintiff's attorneys' fees and expenses) by Omnicare, as directed by its Board of Directors, over the next four years, to fund the additional corporate governance measures set forth in Exhibit B to the Stipulation that Omnicare has agreed to implement as part of the Settlement and to provide funding for the Board's Compliance Committee in connection with the performance of its duties under its Charter. In addition, under the terms of the Stipulation: (i) Omnicare has agreed to implement certain corporate governance measures and to acknowledge that the pendency of the Action and the allegations contained in Plaintiff's Complaint were significant factors in Omnicare's agreement to adopt such measures; (ii) the Parties have identified certain additional governance initiatives and enhancements that Omnicare has implemented since the commencement of the Action (a list of which is contained in Exhibit A to the Stipulation), and Omnicare has agreed to acknowledge that it was aware of the specific allegations and claims for relief contained in Plaintiff's Complaint, and considered the litigation matters, regulatory inquiries and governmental investigations of the type referenced in the Complaint (and the need to minimize the risk of such occurrences in the future), at the time it entered into such previously-implemented governance initiatives and enhancements; and (iii) Plaintiff and Omnicare have agreed to provide the Individual Defendants with releases of all claims and causes of action that have or could have been asserted in the Action based upon, arising from or relating to the facts, events, transactions, acts, occurrences, governmental inquiries, investigations and/or settlements, lawsuits, statements, representations, misrepresentations, omissions, or failures to act which were or could have been alleged in the Complaint.
The Board of Directors of Omnicare, at a meeting held on May 22, 2013, has determined that the terms of the Settlement are in the best interests of the Company and, accordingly, has approved the Settlement and authorized its counsel to take all appropriate actions to effectuate its terms and obtain Court approval thereof. The Parties agree that the terms of the Settlement were negotiated at arms'-length between the Parties following a mediation, and reflect an agreement recommended by the Mediator that was reached voluntarily after consultation with counsel. Based on its investigation and the results of discovery, Plaintiff has concluded that the terms and conditions of the Settlement are fair, reasonable and adequate to Omnicare and has agreed to settle the claims asserted in the Action pursuant to the terms of the Stipulation, after taking into account, among other things: (a) the significant uncertainty, costs and attendant risks of further protracted litigation; (b) the benefits that the Settlement will provide to Omnicare; and (c) the desirability of permitting the Settlement to be consummated without delay. The Individual Defendants have expressly denied and continue to deny any and all allegations of wrongdoing or liability with respect to the claims that have or could have been asserted against them in the Action and have agreed to enter into the Settlement solely in order to eliminate the substantial burden, expense, inconvenience and distraction of further protracted litigation.

PLAINTIFF'S COUNSEL APPLICATION FOR ATTORNEYS' FEES AND EXPENSES
Plaintiff's Counsel have not received any payment for their services in pursuing claims against the Individual Defendants in the Action, nor have Plaintiff's Counsel been reimbursed for their out-of-pocket expenses. Under the Stipulation, Plaintiff's Counsel may request from the Court an attorneys' fee and expense award equal to the recommendation made by the Mediator. Consistent therewith, Plaintiff's Counsel intends to apply to the Court for an award of attorneys' fees to be paid from the $16.7 million Settlement Fund in the amount of $8,600,000. Plaintiff's Counsel also intends to apply for the reimbursement of expenses incurred in connection with the prosecution of the Action to be paid from the Settlement Fund in an amount not to exceed $222,331.92. The Court will determine the amount of any fee and expense award.
THE SETTLEMENT FAIRNESS HEARING
The Settlement is specifically contingent on the entry of a final order and judgment of the Court approving the Settlement and dismissing the Complaint with prejudice. Any person who owns shares of Omnicare common stock as of August 9, 2013 and continues to own such shares as of the date of the Settlement Fairness Hearing may appear at the Settlement Fairness Hearing, in person or through counsel of his, her or its choice, to show cause why the proposed Settlement should not be approved; why judgment dismissing and releasing the claims with prejudice pursuant to the Stipulation should not be entered; and/or why Plaintiff's Counsel should not be awarded fees and expenses as applied for. The Settlement Fairness Hearing will be held at 11:00 a.m. on October 28, 2013 at the Kenton Circuit Court, Fourth Division, Commonwealth of Kentucky, located at the Kenton County Justice Center, 230 Madison Avenue, Covington, KY 41011. Any person who wishes to be heard at the Settlement Fairness Hearing must file with the Court a written request to be heard by the Court, along with a statement of all such person's objection(s) and all of the grounds and reasons therefor, any and all affidavits, memoranda of law or other papers or evidence which such person wishes the Court to consider, and a statement of whether such person intends to appear at the Hearing, together with the following: (a) the name, address, and phone number of the objector and his, her or its counsel, if any; and (b) proof of current ownership and the date(s) of purchase(s) of Omnicare common stock in the form of a broker's confirmation slip, statement of account or a notarized statement from the broker or other satisfactory proof of purchase or a satisfactory explanation in affidavit form as to why such proof is unavailable. Such a request must be filed with the Court no later than September 30, 2013 at the following address:
Kenton Circuit Court
Fourth Division
Commonwealth of Kentucky
Kenton County Justice Center
230 Madison Avenue
Covington, KY 41011
Copies shall be served by hand delivery or first class mail on each of the following:

Gregg S. Levin    Richard W. Reinthaler
Joshua C. Littlejohn    John E. Schreiber
MOTLEY RICE LLC    WINSTON & STRAWN LLP
28 Bridgeside Blvd.    200 Park Avenue
Mount Pleasant, SC 29464    New York, NY 10166-4193
(834) 216-9000 (phone)    (212) 294-6700 (phone)
Counsel for Plaintiff Manville Personal    Counsel for the Individual Defendants
Injury Settlement Trust

Gerald F. Dusing, Esq. (59330)
ADAMS, STEPNER, WOLTERMANN & DUSING, PLLC
40 West Pike Street
Covington, KY 41011-2308
(859) 394-6200 (phone)
Counsel for Omnicare, Inc.

Any person who does not object in the manner provided for herein shall be deemed to have waived any objection such person had or may have had to the Settlement and shall forever be barred, in these proceedings or in any other proceeding, from making any objection to or otherwise challenging the Settlement of this Action, the Stipulation or any provision thereof, the Judgment dismissing the Action, the application and award of attorneys' fees and reimbursement of litigation expenses, and/or any other proceedings herein, and shall have no right to appeal therefrom.

The foregoing description of this Action, the proceedings to be held, the terms of the Settlement, including the terms of the dismissal of the Action and proceedings and other matters described herein, does not purport to be all-inclusive. Accordingly, you are referred to the pleadings and other documents, including the Stipulation, filed with the Court, all of which may be examined in person during regular business hours at the offices of the Clerk of the Court. The Stipulation, as noted above, is also available for review on Omnicare's corporate website (www.omnicare.com).

ALL INQUIRIES regarding this Notice, or this Action, or the proposed Settlement, should be addressed in writing to the following named attorneys for the Plaintiff, at the following address:

Gregg S. Levin
Joshua C. Littlejohn
MOTLEY RICE LLC
28 Bridgeside Blvd.
Mount Pleasant, SC 29464

Counsel for Plaintiff Manville Personal Injury Settlement Trust

PLEASE DO NOT CALL OR WRITE THE COURT OR THE CLERK'S OFFICE FOR INFORMATION.

Dated: August 15, 2013

4